SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 6, 2007

FRIEDMAN, BILLINGS, RAMSEY GROUP, INC.

(Exact name of Registrant as specified in its charter)

Virginia	54-1873198	000-50230
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)	(Commission File Number)

1001 Nineteenth Street

North Arlington, VA 22209

(Address of principal executive offices) (Zip code)

(703) 312-9500

(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 (c).    Appointment of Principal Officers.

           On February 6, 2007,  Friedman, Billings, Ramsey Group, Inc.  ("FBR" or the "Company") appointed J. Rock Tonkel, Jr., previously President and Head of Investment Banking, as President and Chief Operating Officer of FBR, where he will oversee the Company's principal investment portfolio and First NLC subsidiary. Richard J. Hendrix, previously President and Chief Operating Officer of FBR, will be responsible, as President and Chief Operating Officer of the Company's FBR Capital Markets Corporation subsidiary ("FBR Capital Markets"), for FBR's investment banking, institutional brokerage, research, and asset management businesses. Mr. Hendrix and Mr. Tonkel will continue to report to Eric F. Billings, Chairman and Chief Executive Officer of both FBR and FBR Capital Markets and, together with Mr. Billings, both will continue to be members of FBR's Office of the Chief Executive. Mr. Tonkel will remain an executive officer of FBR Capital Markets and Mr. Hendrix will remain an executive officer of FBR. A copy of the press release announcing these appointments is furnished herewith and attached as Exhibit 99.1.

Item 9.01   Financial Statements and Exhibits.

EXHIBIT

99.1	Friedman, Billings, Ramsey Group, Inc. Press Release dated February 8, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

FRIEDMAN, BILLINGS, RAMSEY GROUP, INC.

February 12, 2007	By:	/s/ Eric F. Billings
Eric F. Billings Chairman and Chief Executive Officer